Renaissance Acquisition Corp.
(a development stage enterprise)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2
Financial statements
Balance Sheets as of December 31, 2006 and February 1, 2007	F-3
Statements of Operations for the period from April 17, 2006 (date of inception) through December 31, 2006, January 1, 2007 through February 1, 2007 and April 17, 2006 (date of inception) through February 1, 2007	F-4
Statements of Changes in Stockholders’ Equity for the period from April 17, 2006 (date of inception) through December 31, 2006 and February 1, 2007	F-5
Statements of Cash Flows for the period from April 17, 2006 (date of inception) through December 31, 2006, January 1, 2007 through February 1, 2007 and April 17, 2006 (date of inception) through February 1, 2007	F-6
Notes to Financial Statements	F-7 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

We have audited the accompanying balance sheets of Renaissance Acquisition Corp. (a development stage company) (the ‘‘Company’’) as of December 31, 2006 and February 1, 2007 and the related statements of operations, changes in stockholders’ equity and cash flows for the periods from April 17, 2006 (date of inception) through December 31, 2006, January 1, 2007 through February 1, 2007 and April 17, 2006 (date of inception) through February 1, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renaissance Acquisition Corp. as of December 31, 2006 and February 1, 2007 and the results of its operations and its cash flows for the periods from April 17, 2006 (date of inception) through December 31, 2006, January 1, 2007 through February 1, 2007 and April 17, 2006 (date of inception) through February 1, 2007 in conformity with U.S. generally accepted accounting principles.

/s/ Eisner LLP

New York, New York
February 5, 2007

Renaissance Acquisition Corp.
(a development stage company)

Balance Sheets

	December 31, 2006	February 1, 2007
ASSETS
Current assets:
Cash	$60,165	$281,291
UPO contribution receivable	0	100
Total current assets	60,165	281,391
Deferred offering costs	327,727	0
Proceeds held in investment trust account	0	90,725,600
Total assets	$387,892	91,006,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,917	$1,643
Accrued offering costs	212,493	51,027
Note payable to stockholder	150,000	0
Total current liabilities	364,410	52,670
Long-term obligations:
Accrued underwriting costs	0	2,826,600
Common stock subject to conversion (3,118,440 shares @ $5.82 per share)	0	18,136,047
COMMITMENTS AND CONTINGENCIES (NOTE F)
STOCKHOLDERS’ EQUITY:
Preferred stock — $.0001 par value, none authorized at December 31, 2006; 1,000,000 shares authorized and none outstanding at February 1, 2007
Common stock – $.0001 par value, 6,000,000 shares authorized; 3,900,000 issued and outstanding as of December 31, 2006; 72,000,000 shares authorized, 19,500,000 issued and outstanding (including 3,118,440 shares subject to possible conversion) as of February 1, 2007	390	1,950
Additional paid-in capital	24,610	69,994,609
Deficit accumulated during the development stage	(1,518)	(4,885)
Total stockholders’ equity	23,482	69,991,674
Total liabilities and stockholders’ equity	387,892	91,006,991

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statements of Operations

	April 17, 2006 (Date of Inception) through December 31, 2006	January 1, 2007 through February 1, 2007	April 17, 2006 (Date of Inception) through February 1, 2007
Interest Income	$480	$187	$667
General and administrative expenses	(1,998)	(3,554)	(5,552)
Net loss for the period	$(1,518)	$(3,367)	$(4,885)
Net loss per share – basic and diluted	$(0.00)	$(0.00)	$0.00
Weighted average number of shares outstanding – basic and diluted	3,900,000	4,387,500	3,953,608

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount
Balance – April 17, 2006 (date of inception)
Initial capitalization from founding stockholders	3,900,000	$390	$24,610	—	$25,000
Net loss for the period	—	—	—	(1,518)	(1,518)
Balance – December 31, 2006	3,900,000	$390	$24,610	$(1,518)	$23,482
Sale of 15,600,000 units, net of offering expenses	15,600,000	1,560	86,005,946		86,007,506
Sale of private placement warrants			2,100,000		2,100,000
Sale of unit purchase option			100		100
Net proceeds subject to possible conversion			(18,136,047)		(18,136,047)
Net loss for the period				(3,367)	(3,367)
Balance – February 1, 2007	19,500,000	$1,950	$69,994,609	$(4,885)	$69,991,674

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Statements of Cash Flows

	April 17, 2006 (Date of Inception) through December 31, 2006	January 1, 2007 through February 1, 2007	April 17, 2006 (Date of Inception) through February 1, 2007
Cash flows from operating activities:
Net loss	$(1,518)	(3,367)	(4,885)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Changes in:
Accrued expenses	1,917	(274)	1,643
Net cash provided by (used in) operating activities	399	(3,641)	(3,242)
Cash flows from investing activities:
Proceeds invested in trust account	—	(90,725,600)	(90,725,600)
Cash flows from financing activities:
Proceeds from/(repayment of) note payable to stockholder	150,000	(150,000)	—
Proceeds from sale of common stock to initial shareholders	25,000		25,000
Payment of offering costs	(115,234)	—	—
Proceeds from sale of common stock to public, net	—	89,000,367	88,885,133
Proceeds from issuance of warrants	—	2,100,000	2,100,000
Net cash provided by financing activities	59,766	90,950,367	91,010,133
Net increase in cash	60,165	221,126	281,291
Cash – beginning of period	0	60,165	0
Cash – end of period	$60,165	281,291	281,291
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$212,493	$(161,466)	$51,027
Accrual of certain underwriting costs	—	$2,826,600	$2,826,600

See Notes to Financial Statements.

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements

NOTE A —	ORGANIZATION AND BUSINESS OPERATIONS

Renaissance Acquisition Corp. (the ‘‘Company’’) was incorporated in Delaware on April 17, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating company through a merger, capital stock exchange, asset acquisition and/or other similar transaction. The Company has neither engaged in any operations nor generated revenue. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The registration statements for the Company’s initial public offering (the ‘‘Offering’’) were declared effective on January 29, 2007. The Company consummated the Offering on February 1, 2007 and received net proceeds of $89,481,600, before expenses of the Offering. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring an operating company (‘‘Acquisition’’). Furthermore, there is no assurance that the Company will be able to successfully effect an Acquisition. An amount of $90,725,600 (including $2,100,000 from a private placement of warrants) of the net proceeds is being held in a trust account (the ‘‘Trust Account’’) until the earlier of (i) the consummation of its first Acquisition or (ii) the distribution of the Trust Account as described below. The remaining proceeds (approximately $230,000) in excess of the amount transferred into the Trust Account and after payment of offering expenses, along with up to $1,875,000 of interest income to be earned on the Trust Account that may be released to the Company, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the Acquisition, will submit such transaction for stockholder approval. In the event that holders of 20% or more of the shares issued in the Proposed Offering vote against the Acquisition and exercise their conversion rights, the Acquisition will not be consummated.

The Company’s Amended and Restated Certificate of Incorporation provides that the Company will continue in existence only until January 29, 2009. If the Company has not completed a Business Combination by such date, its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs and the proceeds held in the Trust Account will be distributed to the Company’s stockholders, excluding the persons who were stockholders prior to the Offering (the ‘‘Founding Stockholders’’) to the extent of their common stock held prior to the Offering. However, the Founding Stockholders will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units sold in the Offering discussed in Note C). In the event of a vote or the Aquisition, the Founding Stockholders have agreed to vote the shares owned by them prior to the Offering in accordance with the majority of the shares as voted by the shares issued in the Offering.

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Cash and cash equivalents:

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

[2]	Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[3]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[4]	Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of start-up costs and temporary differences, aggregating approximately $750 at December 31, 2006 and $2,090 as of February 1, 2007. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006 and February 1, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

[5]	Deferred offering costs:

At December 31, 2006, deferred offering costs consisted principally of legal and underwriting fees which were related to the Offering and were charged to additional paid-in capital upon the consummation of the offering.

NOTE C — INITIAL PUBLIC OFFERING

On February 1, 2007, the Company sold 15,600,000 units consisting of one share of the Company’s common stock and two warrants (‘‘Warrants’’) (collectively, a ‘‘Unit’’). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) January 29, 2008 or (b) the completion of an Acquisition. The Warrants expire on January 28, 2011. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. In accordance with the warrant agreements relating to the Warrants sold and issued in the Offering and the Insider Warrants (see below), the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the shares underlying the Warrants and the Insider

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

Warrants. The Company is not obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to cash settle or net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed. We have granted the underwriters for the Offering a 45-day option to purchase up to 2,340,000 units (over and above the 15,600,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

Certain of the Founding Stockholders have purchased 4,666,667 Warrants (‘‘Insider Warrants’’) at $0.45 per Warrant (for an aggregate purchase price of approximately $2,100,000) privately from the Company. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from these purchases have been placed in the Trust Account. The Insider Warrants to be purchased by these stockholders are identical to the Warrants underlying the Units sold in the Offering except that (i) they have an exercise price of $6.00 per share; (ii) the Company’s only obligation to register the transfer of the warrants is to effect a transfer to the members of RAC Partners LLC (‘‘RAC’’), one of the stockholders making the commitment, in the event of RAC’s liquidation or distribution and not a sale to the public and (iii) the Insider Warrants may be exercised on a ‘‘cashless basis’’ at the holders’ option so long as such securities are held by these stockholders or RAC and its affiliates. These Insider Warrants have been put in escrow and the holders of such Insider Warrants have agreed that they will not be sold or, subject to certain limited exceptions (including in a distribution upon liquidation of RAC), transferred by them until after the Company has completed an Acquisition.

Barry W. Florescue, chairman and chief executive officer of the Company, has entered into an agreement with Ladenburg Thalmann & Co. Inc., the representative of the underwriters in the Offering, which is intended to comply with Rule 10b5-1 under the Exchange Act, pursuant to which he, or an entity or entities he controls, will place limit orders for $12 million of the Company’s common stock commencing ten business days after the Company files its Current Report on Form 8-K announcing its execution of a definitive agreement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. Mr. Florescue has agreed that he will not sell or transfer any shares of common stock purchased by him pursuant to this agreement until one year after the Company has completed an Acquisition. It is intended that these purchases will comply with Rule 10b-18 under the Exchange Act. These purchases will be made at a price equal to the per share amount held in the Company’s trust account as reported in such Form 8-K and will be made by Ladenburg Thalmann or another broker dealer mutually agreed upon by Mr. Florescue and Ladenburg Thalmann in such amounts and at such times as Ladenburg Thalmann or such other broker dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price. Mr. Florescue has agreed to make available to Ladenburg Thalmann monthly statements confirming that Mr. Florescue has sufficient funds to satisfy these transactions.

All shares of common stock owned by the Founding Stockholders prior to the Offering (the ‘‘Initial Shares’’) and the Insider Warrants noted above have been placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The Initial Shares will not be released from escrow until one year after the consummation of an Acquisition and the Insider Warrants will not be released from escrow until 30 days after the consummation of an Acquisition.

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

The foregoing restrictions are subject to certain limited exceptions such as transfers to family members and trusts for estate planning purposes, upon death of an escrow depositor, transfers to an estate or beneficiaries, or other specified transfers. Even if transferred under these circumstances, the Initial Shares or Insider Warrants will remain in the escrow account. The Initial Shares and Initial Warrants are releasable from escrow prior to the above dates only if, following an Acquisition, the Company consummates a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property or if the Company liquidates or dissolves.

NOTE D — NOTE PAYABLE TO FOUNDING STOCKHOLDER

On April 30, 2006, the Company issued a $150,000 unsecured promissory note to Barry W. Florescue, the Company’s Chairman and Chief Executive Officer (the ‘‘Note’’). The Note was non-interest bearing and was payable on the earlier of April 30, 2007 or the consummation of the Offering. The Note was repaid with the proceeds of the Offering on February 1, 2007.

NOTE E — RELATED PARTY TRANSACTIONS

The Company pays BMD Management Company, Inc. a fee of $8,000 per month for office space and general and administrative services pursuant to an agreement between the Company and BMD Management Company with a term beginning on January 29, 2007 and ending on the effective date of the acquisition of a target business.

The Company engages and proposes to engage in ordinary course banking relationships on customary terms with Century Bank. The Company's Chairman and Chief Executive Officer is the Chairman and owner of the bank and two of the Company’s Directors are directors of the bank.

The Company’s Chairman and Chief Executive Officer, pursuant to an agreement with the Company and the underwriter, has agreed that if the Company liquidates prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company in excess of the net proceeds of the Proposed Offering not held in the trust account.

The Company’s Chairman and Chief Executive Officer has also entered into an agreement with Ladenburg Thalmann pursuant to which he, or an entity or entities he controls, will place limit orders for $12 million of the Company’s common stock commencing ten business days after the Company files its Current Report on Form 8-K announcing its execution of a definitive agreement for a business combination and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be approved. (See Note C)

NOTE F — COMMITMENTS AND OTHER MATTERS

The Company and the underwriters in the Offering have agreed that in connection with the underwriting discount and non-accountable expense allowance payable in connection with the Offering, 1.60% of the underwriting discounts and commissions equal to $1,497,600 and $1,329,000 of the non-accountable expense allowance will not be payable unless and until the Company completes an Acquisition and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete an Acquisition.

The Company has issued a five-year unit purchase option, for $100, to Ladenburg Thalmann & Co. Inc. (‘‘Ladenburg’’), the representative of the underwriters in the Offering, to purchase 650,000 Units at an exercise price of $7.50 per Unit. The Units issuable upon exercise of this purchase option are

Renaissance Acquisition Corp.
(a development stage company)

Notes to Financial Statements  — (Continued)

identical to the Units sold in the Offering. The Company accounted for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Offering resulting in a charge directly to stockholders’ equity. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The unit purchase option was valued on February 1, 2007, the date it was issued, at approximately $2,333,500 ($3.59 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to Ladenburg was calculated using the following assumptions: (1) expected volatility of 73.30%, (2) risk-free interest rate of 4.84% and (3) expected life of 5 years. However, because the Units do not have a trading history, the volatility assumption is based on information currently available to management. The volatility calculation of 73.30% is based on a sample of blank check companies that completed a business combination and have a subsequent trading history because the Company’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for its common stock. The unit purchase option may be exercised for cash or on a ‘‘cashless’’ basis, at the holder’s option, such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash. The Company will have no obligation to cash settle or net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. Although the unit purchase option and its underlying securities were registered in the offering, the option grants the holder demand registration rights for five years and ‘‘piggy-back’’ registration rights for seven years. The holder of the unit purchase option is not entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

NOTE G — CAPITAL STOCK

On May 16, 2006, the Board of Directors approved a change in the Company’s authorized shares and par value from 1,000 shares with a par value of $.01 per share to 6,000,000 shares with a par value of $.0001 per share, and the Company effected, a 5,000-for-1 stock split of the Company’s common stock. On July 11, 2006, the Company effected a 1-for-1.1153846 reverse stock split of the Company’s common stock. On January 29, 2007, the Company effected a stock dividend of one share for every five shares outstanding. The Company also approved a change in its authorized shares of common stock from 6,000,000 shares to 72,000,000 shares and authorized 1,000,000 shares of preferred stock with a par value of $.0001. Our Board of Directors is empowered, without stockholder approval required, to designate and issue preferred stock which may have dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common shares. The accompanying financial statements have been retroactively restated to reflect these transactions.